UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 21, 2007
CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25505 West Twelve Mile Road, Suite 3000,
Southfield, Michigan		48034-8339

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 248-353-2700
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 21, 2007, Credit Acceptance Corporation (the “Company”) executed Amendment No. 1 (the “Amendment”), dated as of December 21, 2007, to the Second Amended and Restated Loan and Security Agreement, dated as of August 31, 2007 among the Company, CAC Warehouse Funding Corporation II, Wachovia Bank, National Association, JPMorgan Chase Bank, N.A., Variable Funding Capital Company, LLC, Park Avenue Receivables Company LLC, Wachovia Capital Markets, LLC and Systems & Services Technologies, Inc. The Amendment increased the amount of the Company’s revolving warehouse facility from $325 million to $425 million.
Under this facility, the Company may contribute dealer loans and purchased loans to a wholly owned special purpose entity and receive 80% of the net aggregate eligible loan balance in non-recourse financing. Borrowings under the facility generally bear interest at a floating rate equal to the commercial paper rate plus 65 basis points. The facility expires on February 13, 2008. As of December 21, 2007, the Company had $201.1 million outstanding on the facility.
The Amendment is attached as Exhibit 4(f)(100) to this Form 8-K and incorporated herein by reference. The Amendment is also summarized in a press release issued by the Company on December 21, 2007, which is attached hereto as Exhibit 99(a) and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

4(f)(100)	Amendment No. 1 dated as of December 21, 2007, to the Second Amended and Restated Loan and Security Agreement, dated as of August 31, 2007, among the Company, CAC Warehouse Funding Corporation II, Wachovia Bank, National Association, JPMorgan Chase Bank, N.A., Variable Funding Capital Company, LLC, Park Avenue Receivables Company LLC, Wachovia Capital Markets, LLC and Systems & Services Technologies, Inc.

99(a)	Press Release dated December 21, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION
(Registrant)

By:	/s/ Douglas W. Busk

Douglas W. Busk
Treasurer
December 27, 2007

INDEX OF EXHIBITS

Exhibit No.	Description

4(f)(100)	Amendment No. 1 dated as of December 21, 2007, to the Second Amended and Restated Loan and Security Agreement, dated as of August 31, 2007, among the Company, CAC Warehouse Funding Corporation II, Wachovia Bank, National Association, JPMorgan Chase Bank, N.A., Variable Funding Capital Company, LLC, Park Avenue Receivables Company LLC, Wachovia Capital Markets, LLC and Systems & Services Technologies, Inc.

99(a)	Press Release dated December 21, 2007.